Exhibit 10.24

STRATUS PROPERTIES INC.

NOTICE OF GRANT OF
NONQUALIFIED STOCK OPTIONS
UNDER THE
1998 STOCK OPTION PLAN

1.  (a)             Pursuant to the Stratus Properties Inc. 1998 Stock Option Plan (the “Plan”), _________________ (the “Optionee”) is hereby granted effective ___________, 20__, Options to purchase from the Company, on the terms and conditions set forth in this Notice and in the Plan, [_____] Shares of the Company at a purchase price of $[ ]per Share.

(b)  Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

(c)  The Options granted hereunder are intended to constitute nonqualified stock options and are not intended to constitute incentive stock options within the meaning of Section422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.  (a)All Options granted hereunder shall terminate on____________, ____ unless terminated earlier as provided in Section 4 of this Notice.

(b)  The Options granted hereunder shall become exercisable in installments as follows:

Date Exercisable  Number of Shares

(c)  The Options granted hereunder may be exercised with respect to all or any part of the Shares comprising each installment as the Optionee may elect at any time after such Options become exercisable until the termination date set forth in Section 2(a) or Section 4, as the case may be.

(d)  Notwithstanding the foregoing provisions of this Section 2, the Options granted hereunder shall immediately become exercisable in their entirety at such time as there shall be a Change in Control of the Company.

3.  Upon each exercise of the Options granted hereunder, the Optionee shall give written notice to the Company, which shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the aggregate purchase price thereof (which payment may be made in shares owned by the Optionee for at least six months), in accordance with procedures established by the Committee. Such exercise shall be effective upon receipt by the Company of such notice in good order and payment.

4.  (a)               Except as set forth in this Section 4, the Options provided for in this Notice shall immediately terminate on the date that the Optionee ceases for any reason to be an Eligible Individual. In the event of a sale by the Company of its equity interest in a Subsidiary following which such entity is no longer a Subsidiary of the Company, persons who continue to be employed by such entity following such sale shall cease to be Eligible Individuals for purposes of the Plan and this Notice.

(b)  If the Optionee ceases to be an Eligible Individual for any reason other than death, Disability, Retirement, or termination for Cause, any Option granted hereunder that is then exercisable shall remain exercisable in accordance with the terms of this Notice within three months after the date of such cessation, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(c)  If the Optionee ceases to be an Eligible Individual by reason of the Optionee’s Disability or Retirement, any Option granted hereunder that is exercisable on the date of such cessation, as well as any Option granted hereunder that would have become exercisable within one year after the date of such cessation had the Optionee continued to be an Eligible Individual, shall remain exercisable in accordance with the terms of this Notice within three years after the date of such cessation, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(d)  (i)If the Optionee ceases to be an Eligible Individual as a result of the Optionee’s death, any Option granted hereunder that is exercisable on the date of such death, as well as any Option granted hereunder that would have become exercisable within one year after the date of such death had the Optionee continued to be an Eligible Individual, shall remain exercisable by the Optionee’s Designated Beneficiary in accordance with the terms of this Notice until the third anniversary of the date of such death, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(ii)  If the Optionee dies after having ceased to be an Eligible Individual and any Option granted hereunder is then exercisable in accordance with the provisions of this Section 4, such Option will remain exercisable by the Optionee’s Designated Beneficiary in accordance with the terms of this Notice until the third anniversary of the date the Optionee ceased to be an Eligible Individual, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(e)  If the Optionee ceases to be an Eligible Individual by reason of the Optionee’s termination for Cause, any Option granted hereunder that is exercisable on the date of such cessation shall terminate immediately.

5.  The Options granted hereunder are not transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, as defined in the Code, and shall be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s duly appointed legal representative.

6.  All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 1615 Poydras Street, New Orleans, Louisiana 70112, addressed to the attention of the Secretary; and, if to the Optionee, shall be delivered personally, mailed or delivered via e-mail to the Optionee at the address on file with the Company. Such addresses may be changed at any time by notice from one party to the other.

7.  The terms of this Notice shall bind and inure to the benefit of the Optionee, the Company and the successors and assigns of the Company and, to the extent provided in the Plan and in this Notice, the Designated Beneficiaries and the legal representatives of the Optionee.

8.  This Notice is subject to the provisions of the Plan. The Plan may at any time be amended by the Board, and this Notice may at any time be amended by the Committee, except that any such amendment of the Plan or this Notice that would impair the rights of the Optionee hereunder may not be made without the Optionee’s consent. Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Optionee.

9.  The Optionee is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the exercise of any Option granted hereunder, in accordance with procedures established by the Committee, as a condition to receiving any certificates for securities resulting from the exercise of any such Option.

10.  As used in this Notice, the following terms shall have the meanings set forth below.

(a)  “Change in Control” shall mean the earliest of the following events: (i) any person or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire beneficial ownership of more than 20% of all classes and series of the Company’s outstanding stock (exclusive of stock held in the Company’s treasury or by the Company’s Subsidiaries), taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a “Transaction”), such that (A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the board of directors of the corporation that shall thereafter be in control of the companies that were parties to or otherwise involved in such Transaction or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction.

(b)  “Disability” shall mean long-term disability, as defined in the Company’s long-term disability plan.

(c)  “Retirement” shall mean early, normal or deferred retirement of the Optionee under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Optionee that is deemed by the Committee or its designee to constitute a retirement.

(d)  “Cause” shall mean any of the following: (i) the commission by the Optionee of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Optionee in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Optionee of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Optionee to carry out a directive of his superior, employer or principal, or (v) the breach of the Optionee of the terms of his engagement.

STRATUS PROPERTIES INC.

By: _________________________